EXHIBIT 23.2


INDEPENDENT AUDITOR'S CONSENT


We consent to the incorporation by reference in this Registration Statement of Department 56, Inc. on Form S-3 of our reports dated February 14, 1996, appearing in and incorporated by reference in the Annual Report on Form 10-K of Department 56, Inc. for the year ended December 30, 1995 and to the reference to us under the heading "Experts" in the Prospectus which is part of this Registration Statement.

DELOITTE & TOUCHE LLP

November 21, 1996